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                                                                   EXHIBIT 10.3


                         SUBLEASE TERMINATION AGREEMENT


        This SUBLEASE TERMINATION AGREEMENT (this "Agreement") is made and entered into as of June 1, 2002 (the "Effective Date"), by and between Virologic, Inc., a Delaware corporation ("Sublandlord") and diaDexus, Inc., a Delaware corporation ("Subtenant"). Landlord and Tenant are sometimes referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

        A. Sublandlord and Subtenant entered into that certain Sublease dated as of May 17, 2001 (the "Sublease").

        B. Capitalized terms not otherwise defined herein are used as defined in the Sublease.

        C. Sublandlord and Subtenant desire to terminate the Sublease as of the Effective Date, on the terms and conditions set forth in this Agreement.

        D. On the Effective Date, Sublandlord will assign all of its right, title and interest in and to, and all of its obligations under, the Master Lease to Subtenant, and Subtenant will accept such assignment and assume such obligations (the "Assignment and Assumption of Lease").

        E. On the Effective Date, Subtenant, as sublandlord, will sublease to Sublandlord, as subtenant, the approximately 13,630 square feet located in the Premises currently occupied by Sublandlord (the "New Sublease").

                                   AGREEMENT

        NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, and for other good and valuable consideration, the Parties hereby agree as follows:

        1. Termination. The Sublease is hereby amended to terminate and expire on the Effective Date.

        2. No Surrender of Sublease Premises. On the Effective Date, Subtenant shall not be required to surrender the Sublease Premises, notwithstanding the termination of the Sublease, because Subtenant shall continue to occupy the Sublease Premises as the tenant under the Master Lease, pursuant to the Assignment and Assumption of Lease. Accordingly, Subtenant shall not be required to comply with any obligations of Subtenant under the Sublease to surrender the Sublease Premises in a particular condition upon expiration or termination of the Sublease.

        3. Payments and Other Obligations; Prorations and other Adjustments. Sublandlord shall perform all obligations of Sublandlord under the Sublease accruing on or before the Effective Date. Except as set forth in Section 2 above, Subtenant shall perform all obligations of Subtenant under the Sublease accruing on or before the Effective Date, including without limitation the payment of Base Rent and Additional Rent. Within sixty (60) days following the Effective Date, Sublandlord and Subtenant shall confer to determine whether any proration or other adjustment of any item of Additional Rent is required to be made by the Parties, taking into account the Assignment and Assumption of Lease and the New Sublease.


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        4. Security Deposit. Sublandlord shall return the Security Deposit to
Subtenant on the Effective Date.

        5. Entire Agreement. This Agreement is the entire agreement of the Parties with respect to the termination of the Sublease. This Agreement may not be amended except in writing signed by both Parties.

        6. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law, provided that the invalidity of such provision does not materially affect the benefits accruing to any party hereto.

        7. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state of California, without regard to its conflicts of laws rules.

        8. Survival of Sublease Obligations. This Agreement merely changes the termination or expiration date of the Sublease, and does not otherwise affect the obligations of the Parties under the Sublease. Accordingly, all covenants and obligations of the Parties which, under the terms of the Sublease, survive the expiration or earlier termination of the Sublease, shall continue to do so, notwithstanding the existence of this Agreement.

        9. Miscellaneous. This Agreement may be executed in any number of counterparts which together shall constitute the Agreement. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors and assigns of the Parties. In the event of a conflict between the terms and provisions of this Agreement and those contained in the Sublease, the terms and provisions of this Agreement shall control.



                            Signature Page to Follow



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        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.



        SUBLANDLORD:       VIROLOGIC, INC.,
                           a Delaware corporation

                           By: /s/ William D. Young
                               -----------------------------------
                           Print Name: William D. Young
                                       ---------------------------
                           Title: Chairman & CEO
                                  --------------------------------


        SUBTENANT:         DIADEXUS, INC.,
                           a Delaware corporation

                           By: /s/ Sharon Tetlow
                               -----------------------------------
                           Print Name: Sharon Tetlow
                                       ---------------------------
                           Title: CFO
                                  --------------------------------



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